Exhibit 10.30

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (the “Agreement”) is entered into this 16th day of March, 2022, by and among Edoc Acquisition Corp., a company organized under the laws of the Cayman Islands with headquarters located at 7612 Main Street Fishers, Suite 200, Victor, New York (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (the “Buyer” and collectively with the Company “Parties” and each a “Party”).

WHEREAS, the Company, and Buyer entered into that certain Securities Purchase Agreement dated February 2, 2022, for the purchase of 20,000 shares of the Company’s Series A Preferred Stock and 500,000 shares of the Company’s Common Stock by the Buyer together with a warrant to purchase shares of the Company’s Common Stock (the “Warrant”) for an aggregate purchase of Twenty Five Million Dollars ($25,000,000) (the “SPA”); and

WHEREAS, the Parties now desire to amend the SPA as set forth herein below.

NOW THEREFORE, in exchange for the mutual covenants set forth below, and other valuable consideration, the Parties agree as follows:

1. Clarification to Section 4(aa)(xii) of the SPA. Sections 4(aa)(xii) and 5(e) of the SPA, Section 4(c)(ii) of the Certificate of Designation, and Section 1(c) of the Warrant is hereby amended (x) to clarify that so long as the Company has provided notice to the Buyer that the then effective Registration Statement covering the applicable resale of the Conversion Shares, Common Shares and/or Warrant Shares is not available in accordance with the requirements of the Registration Rights Agreement (at a time when such Registration Statement is not available for such applicable securities), then damages with respect to any such “Notice Failure” (as used in such sections) with respect thereto shall cease to accrue with respect to such Registration Statement as of the time of such notice; provided that, thereafter, if a registration statement becomes available and later unavailable, the Company shall be required to provide an additional notice for damages with respect to such “Notice Failure” to cease to accrue with respect thereto and (y) such that the reference to 2% in Section 4(c)(ii) in the form of Certificate of Designation shall be replaced with 1%.

2. Additional Buyers in SPA. So long as the Buyer has the unconditional right to terminate the SPA, the Company may introduce to the Buyer possible investors who may be interested in co-investing with the Buyer as additional Buyers on terms no less favorable than the terms set forth in the SPA. Any such co-investor would be added to the SPA only by an amendment mutually acceptable to the Buyer, the Company, and the Target Company.

23. Other Provisions of SPA Remain in Full Force and Effect. All other provisions of the SPA remain in full force and effect as written.

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
Name:	Kevin Chen
Title:	Chief Executive Officer

TARGET COMPANY:

Acknowledged and agreed by:

CALIDI BIOTHERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Allan J. Camaisa
Name:	Allan J. Camaisa
Title:	Chief Executive Officer

Signature Page to the First Amendment to Securities Purchase Agreement

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:

3i, LP
a Delaware limited partnership

/s/ Maier J. Tarlow
By:	Maier J. Tarlow
Title:	Manager of the General Partner

Signature Page to the First Amendment to Securities Purchase Agreement

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